UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 6, 2015
ENTERPRISE FINANCIAL SERVICES
CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec, St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

Registrant's telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2015, Enterprise Financial Services Corp (the "Company") announced that John Q. Arnold has been nominated for election to its Board of Directors. Mr. Arnold has served on the Board of Enterprise Bank & Trust, the Company's banking subsidiary, since 2008. He was formerly Executive Vice President, Corporate Risk Management for Firstar Corporation. He will stand for election at the upcoming 2015 annual meeting of stockholders scheduled for April 30, 2015.

On March 12, 2015, the Company also announced that Brenda D. Newberry, current member of the Company's Board of Directors, will not stand for re-election at the upcoming 2015 annual meeting of stockholders.

Item 7.01     Regulation FD Disclosure

A copy of the March 12, 2015 press release announcing the events described in Item 5.02 above is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)     The following Exhibit is furnished as part of this report on Form 8-K:

Exhibit
Number     Description

99.1     Press Release dated March 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

Date:	March 12, 2015	By:	/s/ Mark G. Ponder
Mark G. Ponder
Senior Vice President and Controller